EXECUTION






                                  INDENTURE




                                   between





                   FIRSTPLUS HOME LOAN OWNER TRUST 1997-3,
                                  as Issuer


                                     and


                       U. S. BANK NATIONAL ASSOCIATION,
                             as Indenture Trustee






                        Dated as of September 1, 1997






                    FIRSTPLUS HOME LOAN OWNER TRUST 1997-3
                    ASSET BACKED SECURITIES, SERIES 1997-3






                              TABLE OF CONTENTS

Section                                                                  Page
-------                                                                  ----

                                  ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

1.01.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.02.     Incorporation by Reference of Trust Indenture Act . . . . . . .   7
1.03.     Rules of Construction . . . . . . . . . . . . . . . . . . . . .   8

                                  ARTICLE II

                                  THE NOTES

2.01.     Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8


2.02.     Execution, Authentication, Delivery and Dating  . . . . . . . .   9
2.03.     Registration; Registration of Transfer and Exchange . . . . . .  10
2.04.     Mutilated, Destroyed, Lost or Stolen Notes  . . . . . . . . . .  11
2.05.     Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . .  12
2.06.     Payment of Principal and Interest; Defaulted Interest . . . . .  12
2.07.     Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . .  13
2.08.     Authentication of Notes . . . . . . . . . . . . . . . . . . . .  13
2.09.     Release of Collateral . . . . . . . . . . . . . . . . . . . . .  16
2.10.     Book-Entry Notes  . . . . . . . . . . . . . . . . . . . . . . .  17
2.11.     Notices to Clearing Agency  . . . . . . . . . . . . . . . . . .  18
2.12.     Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . .  18
2.13.     Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                 ARTICLE III

                                  COVENANTS

3.01.     Payment of Principal and Interest . . . . . . . . . . . . . . .  19
3.02.     Maintenance of Office or Agency . . . . . . . . . . . . . . . .  19
3.03.     Money for Payments To Be Held in Trust  . . . . . . . . . . . .  20
3.04.     Existence . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
3.05.     Protection of Collateral  . . . . . . . . . . . . . . . . . . .  22
3.06.     Annual Opinions as to Collateral  . . . . . . . . . . . . . . .  22
3.07.     Performance of Obligations; Servicing of Home Loans . . . . . .  23
3.08.     Negative Covenants  . . . . . . . . . . . . . . . . . . . . . .  24
3.09.     Annual Statement as to Compliance . . . . . . . . . . . . . . .  25
3.10.     Covenants of the Issuer . . . . . . . . . . . . . . . . . . . .  25


3.11.     Servicer's Obligations  . . . . . . . . . . . . . . . . . . . .  25
3.12.     Restricted Payments . . . . . . . . . . . . . . . . . . . . . .  25
3.13.     Treatment of Notes as Debt for Tax Purposes . . . . . . . . . .  26
3.14.     Notice of Events of Default . . . . . . . . . . . . . . . . . .  26
3.15.     Further Instruments and Acts  . . . . . . . . . . . . . . . . .  26

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

4.01.     Satisfaction and Discharge of Indenture . . . . . . . . . . . .  26
4.02.     Application of Trust Money  . . . . . . . . . . . . . . . . . .  28
4.03.     Repayment of Moneys Held by Paying Agent  . . . . . . . . . . .  28

                                  ARTICLE V

                                   REMEDIES

5.01.     Events of Default . . . . . . . . . . . . . . . . . . . . . . .  28
5.02.     Acceleration of Maturity; Rescission and Annulment  . . . . . .  30
5.03.     Non-Priority Classes  . . . . . . . . . . . . . . . . . . . . .  31
5.04.     Collection of Indebtedness  and Suits for Enforcement
          by Indenture Trustee  . . . . . . . . . . . . . . . . . . . . .  31
5.05.     Remedies; Priorities  . . . . . . . . . . . . . . . . . . . . .  33
5.06.     Optional Preservation of the Collateral . . . . . . . . . . . .  35
5.07.     Limitation of Suits . . . . . . . . . . . . . . . . . . . . . .  35
5.08.     Unconditional  Rights  of  Noteholders  To  Receive  Principal
          and Interest  . . . . . . . . . . . . . . . . . . . . . . . . .  36
5.09.     Restoration of Rights and Remedies  . . . . . . . . . . . . . .  36
5.10.     Rights and Remedies Cumulative  . . . . . . . . . . . . . . . .  36
5.11.     Delay or Omission Not a Waiver  . . . . . . . . . . . . . . . .  36
5.12.     Control by Noteholders  . . . . . . . . . . . . . . . . . . . .  36
5.13.     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . .  37
5.14.     Undertaking for Costs . . . . . . . . . . . . . . . . . . . . .  37
5.15.     Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . .  38
5.16.     Action on Notes . . . . . . . . . . . . . . . . . . . . . . . .  38
5.17.     Performance and Enforcement of Certain Obligations  . . . . . .  38


                                  ARTICLE VI

                            THE INDENTURE TRUSTEE

6.01.     Duties of Indenture Trustee . . . . . . . . . . . . . . . . . .  39
6.02.     Rights of Indenture Trustee . . . . . . . . . . . . . . . . . .  40


6.03.     Individual Rights of Indenture Trustee  . . . . . . . . . . . .  41
6.04.     Indenture Trustee's Disclaimer  . . . . . . . . . . . . . . . .  41
6.05.     Notice of Default . . . . . . . . . . . . . . . . . . . . . . .  41
6.06.     Reports by Indenture Trustee to Holders . . . . . . . . . . . .  41
6.07.     Compensation and Indemnity  . . . . . . . . . . . . . . . . . .  41
6.08.     Replacement of Indenture Trustee  . . . . . . . . . . . . . . .  42
6.09.     Successor Indenture Trustee by Merger . . . . . . . . . . . . .  43
6.10.     Appointment of Co-Indenture Trustee or Separate Indenture Trustee
                                                                           44
6.11.     Eligibility; Disqualification . . . . . . . . . . . . . . . . .  45
6.12.     Preferential Collection of Claims Against Issuer  . . . . . . .  45

                                 ARTICLE VII

                        NOTEHOLDERS' LISTS AND REPORTS

7.01.     Issuer   To  Furnish  Indenture  Trustee  Names  and  Addresses
          of Noteholders  . . . . . . . . . . . . . . . . . . . . . . . .  45
7.02.     Preservation of Information; Communications to Noteholders  . .  45
7.03.     Reports by Issuer . . . . . . . . . . . . . . . . . . . . . . .  46
7.04.     Reports by Indenture Trustee  . . . . . . . . . . . . . . . . .  46

                                 ARTICLE VIII

                     ACCOUNTS, DISBURSEMENTS AND RELEASES

8.01.     Collection of Money . . . . . . . . . . . . . . . . . . . . . .  47
8.02.     Payments and Distributions  . . . . . . . . . . . . . . . . . .  47
8.03.     (Reserved)  . . . . . . . . . . . . . . . . . . . . . . . . . .  50
8.04.     Servicer's Monthly Statements . . . . . . . . . . . . . . . . .  50
8.05.     Release of Collateral . . . . . . . . . . . . . . . . . . . . .  50
8.06.     Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . .  51

                                  ARTICLE IX

                           SUPPLEMENTAL INDENTURES

9.01.     Supplemental Indentures Without Consent of Noteholders  . . . .  51
9.02.     Supplemental Indentures with Consent of Noteholders . . . . . .  52
9.03.     Execution of Supplemental Indentures  . . . . . . . . . . . . .  54
9.04.     Effect of Supplemental Indenture  . . . . . . . . . . . . . . .  54
9.05.     Conformity with Trust Indenture Act . . . . . . . . . . . . . .  54
9.06.     Reference in Notes to Supplemental Indentures . . . . . . . . .  54
9.07      Amendments to Trust Agreement  . .  . . . . . . . . . . . . . .  54



                                  ARTICLE X

                             REDEMPTION OF NOTES

10.01.  Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
10.02.  Form of Redemption Notice . . . . . . . . . . . . . . . . . . . .  55
10.03.  Notes Payable on Termination Date; Provision for Payment of
        Indenture Trustee   . . . . . . . . . . . . . . . . . . . . . . .  56

                                  ARTICLE XI

                                MISCELLANEOUS


11.01.  Compliance Certificates and Opinions, etc.  . . . . . . . . . . .  56
11.02.  Form of Documents Delivered to Indenture Trustee  . . . . . . . .  58
11.03.  Acts of Noteholders . . . . . . . . . . . . . . . . . . . . . . .  58
11.04.  Notices, etc. to Indenture Trustee, Issuer and Rating Agencies  .  59
11.05.  Notices to Noteholders; Waiver  . . . . . . . . . . . . . . . . .  59
11.06.  (Reserved)  . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
11.07.  Conflict with Trust Indenture Act . . . . . . . . . . . . . . . .  60
11.08.  Effect of Headings and Table of Contents  . . . . . . . . . . . .  60
11.09.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . .  60
11.10.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . .  61
11.11.  Benefits of Indenture and Consent of Noteholders  . . . . . . . .  61
11.12.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . .  61
11.13.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  61
11.14.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .  61
11.15.  Recording of Indenture  . . . . . . . . . . . . . . . . . . . . .  61
11.16.  Issuer Obligations  . . . . . . . . . . . . . . . . . . . . . . .  61
11.17.  No Petition . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
11.18.  Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

SCHEDULE I     -    Schedule of Home Loans

EXHIBIT A      -    Forms of Notes


     INDENTURE dated as of September 1, 1997, between FIRSTPLUS Home Loan Owner Trust 1997-3, a Delaware business trust (the "Issuer"), and U.S. Bank National Association, a national banking association, as trustee and not in its individual capacity (the "Indenture Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Notes:

                               GRANTING CLAUSE

     Subject to the terms of this Indenture, the Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the holders of the Notes, all of the Issuer's right, title and interest in and to: (i) the Trust Estate (as defined in the Sale and Servicing Agreement); (ii) the Sale and Servicing Agreement (including the Issuer's right to cause the Transferor and/or the Seller to repurchase Home Loans from the Issuer under certain circumstances described therein); (iii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; (iv) all funds on deposit from time to time in the Trust Accounts and (v) all other property of the Trust from time to time (collectively, the "Collateral").

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Indenture Trustee, as Indenture Trustee on behalf of the holders of the Notes, acknowledges such Grant, accepts the trusts hereunder and agrees to perform the duties required of it in this Indenture to the best of its ability to the end that the interests of the holders of the Notes may be adequately and effectively protected. The Indenture Trustee agrees and acknowledges that the Indenture Trustee's Home Loan Files will be held by the


Custodian for the benefit of the Indenture Trustee in Dallas, Texas. The Indenture Trustee further agrees and acknowledges that each other item of Collateral that is physically delivered to the Indenture Trustee will be held by the Indenture Trustee in St. Paul, Minnesota. Subject to the conditions set forth in this Indenture, on each Subsequent Transfer Date and pursuant to a Subsequent Transfer Agreement, the Issuer shall Grant to the Indenture Trustee all of the Issuer's right, title and interest of the Issuer in and to each Subsequent Home Loan (including all interest and principal thereon received after the related Cut-Off Date) identified on the schedule attached to the related Subsequent Transfer Agreement and all items in the related Indenture Trustee's Home Loan File.

                                  ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE
                  ------------------------------------------

     Section 1.01.  Definitions.  Except as otherwise specified herein or as
                    -----------
the context may otherwise require, (i) capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Sale and Servicing Agreement for all purposes of this Indenture and (ii) the following terms have the respective meanings set forth below for all purposes of this Indenture.

     Act:   the meaning specified in Section 11.03(a).
     ---

     Affiliate:   With respect to any specified Person, any other Person
     ---------
controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Authorized Officer:   With respect to the Issuer, any officer of the
     ------------------
Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     Book-Entry Notes:   A beneficial interest in any Class of Notes,
     ----------------
ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

     Certificate Depository Agreement:   The meaning specified in Section
     --------------------------------
1.01 of the Trust Agreement.

     Certificate of Trust:   The certificate of trust of the Issuer
     --------------------
substantially in the form of Exhibit B to the Trust Agreement.

     Collateral:   The meaning specified in the Granting Clause of this
     ----------
Indenture.

     Company:   FIRSTPLUS Residual Holdings, Inc., a Nevada corporation or
     -------
any successor in interest thereto.

     Corporate Trust Office:   The principal office of the Indenture Trustee
     ----------------------
at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Agreement is located at 180 East Fifth Street, St. Paul, Minnesota 55101; Attention: Corporate
Trust Department, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

     Default:   Any occurrence that is, or with notice or the lapse of time
     -------
or both would become, an Event of Default.

     Definitive Notes:   The meaning specified in Section 2.12.
     ----------------

     Depository Institution:  Any depository institution or trust company,
     ----------------------
including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and
(c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated in the highest rating category by each Rating Agency, or is otherwise acceptable to each Rating Agency.

     Event of Default:   As specified in Section 5.01.
     ----------------

     Executive Officer:   With respect to any corporation, the Chief
     -----------------
Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     Grant:   Mortgage, pledge, bargain, sell, warrant, alienate, remise,
     -----
release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     Highest Priority Class Notes:   Until the Class Principal Balances of
     ----------------------------
all Classes of Senior Notes are reduced to zero and all sums payable to the Holders of the Senior Notes have been paid in full, the Senior Notes; when the Class Principal Balances of all Classes of Senior Notes have been reduced to zero and all amounts payable to the Holders of the Senior Notes have been paid in full, the Class M-1 Notes; when the Class Principal Balances of all Classes of Senior Notes and the Class M-1 Notes have been reduced to zero and all sums payable to the Holders of the Senior Notes and Class M-1 Notes have been paid in full, the Class M-2 Notes.

     Holder or Noteholder:   The  Person in whose name a Note is registered
     ------
on the Note Register.

     Indenture Trustee:  U.S. Bank National Association, a national banking
     -----------------
association, as Indenture Trustee under this Indenture acting on behalf of the Noteholders, or any successor indenture trustee under this Indenture.

     Independent:   When used with respect to any specified Person, that such
     -----------
Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Independent Certificate:   A certificate or opinion to be delivered to
     -----------------------
the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     Issuer:   FIRSTPLUS Home Loan Owner Trust 1997-3 until a successor
     ------
replaces it and, thereafter, the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

     Issuer Order and Issuer Request:   A written order or request signed in
     ------------     --------------
the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     Majority Highest Priority Class Noteholders:  On any date, Holders of
     -------------------------------------------
Highest Priority Class Notes representing more than 50% of the Class Principal Balance of the Highest Priority Class Notes then outstanding.

     Maturity Date:  With respect to each Class of Notes, the applicable
     -------------
maturity date set forth below:

          Class               Maturity Date
          -----               -------------

          A-1                 April 10, 2006
          A-2                 September 10, 2008
          A-3                 October 10, 2010
          A-4                 February 10, 2012
          A-5                 October 10, 2013
          A-6                 July 10, 2017
          A-7                 November 10, 2020
          A-8                 November 10, 2023
          M-1                 November 10, 2023
          M-2                 November 10, 2023


     Non-Priority Class:   As of any date of determination, any outstanding
     ------------------
Class of Notes other than the Highest Priority Class Notes.

     Note Depository Agreement:   The agreement dated September 18, 1997,
     -------------------------
among the Issuer, the Administrator, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Book Entry Notes.

     Note Owner:   With respect to a Book-Entry Note, the Person who is the
     ----------
beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     Note Register and Note Registrar: The respective meanings specified in
     --------------------------------
Section 2.03

     Officer's Certificate:   A certificate signed by any Authorized Officer
     ---------------------
of the Issuer or the Administrator, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee.

     Opinion of Counsel:   One or more written opinions of counsel who may,
     ------------------
except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, which opinion or opinions shall be addressed to the Indenture Trustee, as Indenture Trustee, and shall comply with any applicable requirements of
Section 11.01 and shall be in form and substance satisfactory to the Indenture Trustee.

     Outstanding:   With respect to any Note and as of the date of
     -----------
determination, any Note theretofore authenticated and delivered under this Indenture except:

          (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes
     are held by a bona fide purchaser; provided,  that  in   determining
     whether  the  Holders   of  the  requisite Outstanding  Amount   of
     the  Notes   have  given   any  request,   demand, authorization,
     direction, notice, consent, or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

     Outstanding Amount:  The aggregate of the Note Principal Balances of all
     ------------------
Notes Outstanding at the date of determination.

     Paying Agent:   The Indenture Trustee or any other Person that meets the
     ------------
eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Note Payment Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

     Predecessor Note:   With respect to any particular Note, every previous
     ----------------
Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.04 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     Proceeding:   Any suit in equity, action at law or other judicial or
     ----------
administrative proceeding.

     Rating Agency Condition:   With respect to any action to which a Rating
     -----------------------
Agency Condition applies, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Certificates.

     Registered Holder:   The Person in whose name a Note is registered on
     -----------------
the Note Register on the applicable Record Date.

     Sale and Servicing Agreement:   The Sale and Servicing Agreement dated
     ----------------------------
as of September 1, 1997, among the Issuer, FIRSTPLUS Investment Corporation, as Seller, and, FIRSTPLUS Financial, Inc., as Transferor and Servicer, and the Indenture Trustee, as Indenture Trustee and Co-Owner Trustee.

     Schedule of Home Loans:   The listing of the Home Loans set forth in
     ----------------------
Schedule A, as supplemented as of each Subsequent Transfer Date and as of any date on which a Deleted Home Loan has been repurchased from the Trust or substituted with a Qualified Substitute Home Loan pursuant to Section 3.05 of the Sale and Servicing Agreement.

     State:   Any one of the 50 States of the United States of America or the
     -----
District of Columbia.

     Termination Date:   In the case of a redemption of the Notes pursuant
     ----------------
to Section 10.01 or a payment to Noteholders pursuant to Section 10.03, the Payment Date specified by the Affiliated Holder pursuant to Section 10.10.

     Trust Indenture Act or TIA:   The Trust Indenture Act of 1939 as in
     -------------------    ---
force on the date hereof, unless otherwise specifically provided.

     Section 1.02.  Incorporation by Reference of Trust Indenture Act.
                    -------------------------------------------------
Whenever this Indenture  refers to a provision  of the TIA, the  provision is
incorporated  by  reference  in and  made  a  part of  this  Indenture.   The
following TIA terms used in this Indenture have the following meanings:

     "Commission" the Securities and Exchange Commission.
      ----------

     "indenture securities" the Notes.
      --------------------

     "indenture security holder" a Noteholder.
      -------------------------

     "indenture to be qualified" this Indenture.
      -------------------------

     "indenture trustee" or "institutional trustee" the Indenture Trustee.
      -----------------      ---------------------

     "obligor" on the indenture securities means the Issuer and any other
      -------
obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

     Section 1.03.  Rules of Construction.  Unless the context otherwise
                    ---------------------
requires:

            (i)     a term has the meaning assigned to it;

           (ii)     an  accounting term not otherwise defined has the meaning
     assigned   to  it  in  accordance  with  generally  accepted  accounting principles as in effect from time to time;

          (iii)     "or" is not exclusive;

           (iv)     "including" means including without limitation;

            (v) words in the singular include the plural and words in the plural include the singular; and

           (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                  THE NOTES
                                  ---------

     Section 2.01.  Form.  The Notes shall be designated as the "FIRSTPLUS
                    ----
Home Loan Owner Trust 1997-3 Asset Backed Notes". The Notes of each Class, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

     Section 2.02.  Execution, Authentication, Delivery and Dating.  The
                    ----------------------------------------------
Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee or the Administrator. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee or the Administrator shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     Subject to the satisfaction of the conditions set forth in Section 2.08, the Indenture Trustee shall authenticate and deliver the Notes for original issue in the aggregate principal amounts with respect to each Class as specified below:

          Class                    Aggregate Principal Amount
          -----                    --------------------------

          A-1                      $166,090,000.00
          A-2                      $ 91,430,000.00
          A-3                      $ 83,220.000.00
          A-4                      $ 70,500,000.00
          A-5                      $ 47,090,000.00
          A-6                      $ 57,740,000.00
          A-7                      $ 50,430,000.00
          A-8                      $ 47,580,000.00
          M-1                      $ 88,880,000.00
          M-2                      $ 44,440,000.00
          B-2                      $ 24,240,000.00

each class of Notes outstanding at any time may not exceed such respective amounts.

     The Notes that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on the Closing Date shall be dated the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their
authentication.   The  Notes shall  be issuable  as registered  Notes in the minimum denomination $100,000 and integral multiples of $1,000 in excess thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 2.03.  Registration; Registration of Transfer and Exchange.  The
                    ---------------------------------------------------
Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

     If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall be entitled to obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount. At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall be entitled to obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

     No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.04 or Section 9.06 not involving any transfer.

     The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to such Note.

     Section 2.04.  Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any
                    ------------------------------------------
mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Termination Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 2.05.  Persons Deemed Owners.  Prior to due presentment for
                    ---------------------
registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     Section 2.06.  Payment of Principal and Interest; Defaulted Interest.
                    -----------------------------------------------------
(a) The Notes of each Class shall accrue interest at the Interest Rate applicable thereto, as set forth in Exhibit A, and such interest shall be payable on each Payment Date as specified therein, subject to Section 3.01. With respect to each outstanding Class of LIBOR Securities, if any, the Indenture Trustee or shall determine LIBOR for each applicable Accrual Period on the second London Business Day prior thereto. All interest payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. Any installment of interest or principal payable on any Note shall be paid on the applicable Payment Date to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date (or, in the case of payment of Deferred Amounts, to the Person in whose name such Note was most recently registered, if such Note has previously been surrendered to the Indenture Trustee for final payment) by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the Maturity Date (and except for the Termination Price ), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

     (b) The principal of each Note shall be payable in installments on each Payment Date as provided in the forms of the Notes set forth in Exhibit A. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes together with the amount of any Deferred Amounts in respect thereof of a Class of Notes shall be due and payable, if not previously paid, on the earlier of (i) the Maturity Date, (ii) the Termination Date or (iii) the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Majority Highest Priority Class Noteholders have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with an early termination of the Notes as provided in Section 10.01 shall be mailed to Noteholders as provided in Section 10.02.

     Section 2.07.  Cancellation.  All Notes surrendered for payment,
                    ------------
registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer shall deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     Section 2.08.  Authentication of Notes.  (a) The Notes shall be
                    -----------------------
authenticated by the Indenture Trustee, upon Issuer Request and upon receipt by the Indenture Trustee of the following:

            (i)     An   Issuer   Order   authorizing   the   execution   and
     authentication of such Notes;

           (ii) All of the items of Collateral that are to be delivered to the Indenture Trustee or its designee;

          (iii)     An executed counterpart of the Trust Agreement;

           (iv) A fair value certificate from the Servicer, as agent of the Trust, pursuant to Section 2(a)(xi) of the Administration Agreement;

            (v) Except to the extent provided in subsection (b) below, Opinions of Counsel addressed to the Indenture Trustee to the effect that:

                    (A) the Issuer has been duly formed and is validly existing as a business trust under the laws of the State of Delaware, and has power, authority and legal right to execute and deliver this Indenture, the Administration Agreement and the Sale and Servicing Agreement;

                    (B) the issuance of the Notes has been duly and validly authorized by the Issuer;

                    (C) the Notes, when executed and authenticated in accordance with the provisions of this Indenture and delivered against payment therefor, will be the legal, valid and binding obligations of the Issuer pursuant to the terms of this Indenture and will be entitled to the benefits of this Indenture, and will be enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                    (D) all instruments furnished to the Indenture Trustee as conditions precedent to the authentication of the Notes by the Indenture Trustee pursuant to the Indenture conform to the requirements of this Indenture and constitute all the documents required to be delivered hereunder for the Indenture Trustee to authenticate the Notes;

                    (E)  all  conditions  precedent   provided  for  in  this
               Indenture relating to the authentication of the Notes have been complied with;

                    (F) assuming due authorization, execution and delivery thereof by the Indenture Trustee, this Indenture has been duly executed and delivered by Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                    (G) The Issuer is not required to be registered under the Investment Company Act of 1940, as amended;

                    (H) The Notes will be treated as indebtedness for federal income tax purposes;

                    (I)  The  Issuer   will  not   be  characterized   as  an
               association (or publicly traded partnership) taxable as a corporation;

                    (J) This Indenture has been duly qualified under the Trust Indenture Act of 1939;

                    (K) The delivery by the Issuer to the Custodian, on behalf of the Indenture Trustee, in the State of Texas of the Debt Instruments pursuant to the Indenture will perfect such security interest in favor of the Indenture Trustee under the Texas UCC in all right, title and interest of the Issuer in such Debt Instruments and, assuming the Indenture Trustee acquires its interest in such Debt Instruments without knowledge that the same are subject to a security interest (other than the security interest created by this Indenture), Indenture Trustee will acquire such security interest in such Debt Instruments free and clear of any prior lien of a kind which may be perfected under Article 9 of the Texas UCC. The Debt Instruments constitute "instruments" under Article 9 of the New York UCC and Article 9 of the Texas UCC; and

                    (L) The security interest in the portion of the Trust Estate constituting "proceeds" (as defined in Section 9.306(a) of the Texas UCC) from the Debt Instruments will be perfected as and to the extent provided in Section 9.306 of the Texas UCC and, assuming that none of such proceeds represent proceeds (as defined in the Texas UCC) of collateral in which another party has a prior perfected security interest, the Indenture Trustee will acquire such security interest in such proceeds free and clear of any prior lien of a kind which may be perfected under Article 9 of the Texas UCC.

           (vi) An Officer's Certificate of the Issuer complying with the requirements of Section 11.01 and stating that:

                    (A) the Issuer is not in Default under this Indenture and the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject;

                    (B) the Issuer is the owner of all of the Home Loans, has not assigned any interest or participation in the Home Loans (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant all of the Home Loans to the Indenture Trustee;

                    (C) the Issuer has Granted to the Indenture Trustee all of its right, title, and interest in the Collateral, and has delivered or caused the same to be delivered to the Indenture Trustee;

                    (D) attached thereto are true and correct copies of letters signed by Fitch and S&P, respectively, confirming that
               (i) each of the Senior Notes have been rated "AAA" by each Rating Agency, (ii) the Class M-1 Notes have been rated "AA" by each Rating Agency, and (iii) the Class M-2 Notes have been rated "A" by each Rating Agency; and

                    (E)  all  conditions  precedent   provided  for  in  this
               Indenture relating to the authentication and delivery of the Notes have been complied with.

     (b)  The  Opinions of  Counsel to  be delivered  pursuant  to subsection
(a)(v) above may differ from the Opinions of Counsel described in such subsection so long as such Opinions of Counsel so delivered are acceptable to each Rating Agency and the Indenture Trustee, which shall be conclusively evidenced by the delivery on the Closing Date of each such Rating Agency's rating letter and by the Indenture Trustee's authentication and delivery of the Notes, respectively, and such acceptable opinions shall be deemed to be Opinions of Counsel required pursuant to subsection (a)(v) above.

     Section 2.09.  Release of Collateral.  (a)  Subject to the provisions
                    ---------------------
of Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel, certificates in accordance with TIA Sections 3.14(c) and (d)(1), and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates; provided that no such Independent Certificates or Opinion of Counsel in lieu of such Independent Certificates shall be necessary in respect of property released from the lien of the Indenture in accordance with the provisions hereof if such property consists solely of cash.

     (b) The Issuer or the Servicer, on behalf of the Issuer, shall be entitled to obtain a release from the lien of this Indenture for any Home Loan and the related Mortgaged Property at any time (i) after a payment by the Transferor or the Issuer of the Purchase Price of the Home Loan, (ii) after a Qualified Substitute Home Loan is substituted for such Home Loan and payment of the Substitution Adjustment, if any, (iii) after liquidation of the Home Loan in accordance with Section 4.02 of the Sale and Servicing Agreement and the deposit of all Liquidation Proceeds and Insurance Proceeds thereon in the Collection Account, (iv) upon the payment in full of the Home Loan or the sale or other disposition of the related Mortgaged Property, or
(v) as contemplated by Section 11.02(a) or (b) of the Sale and Servicing Agreement. Any such release other than as contemplated by Section 11.02(a) or (b) of the Sale and Servicing Agreement or pursuant to clause (iv) of the preceding sentence shall be subject to the condition that the Issuer shall have delivered to the Indenture Trustee an Issuer Request (A) identifying the Home Loan and the related Mortgaged Property to be released, (B) requesting the release thereof, (C) setting forth the amount deposited in the Collection Account with respect thereto, (D) certifying that the amount deposited in the Collection Account (x) equals the Purchase Price of the applicable Home Loan, in the case of a release pursuant to clause (i) above, (y) equals the Substitution Adjustment related to the Qualified Substitute Home Loan and the Deleted Home Loan released pursuant to clause (ii) above, or (z) equals the entire amount of Insurance Proceeds and Liquidation Proceeds received with respect to such Home Loan and the related Mortgaged Property in the case of a release pursuant to clause (iii) above. Any such release pursuant to clause (iv) of the second preceding sentence shall be subject to the Servicer's compliance with the provisions of Section 7.02 of the Sale and Servicing Agreement.

     (c) The Indenture Trustee shall, if requested by the Servicer, temporarily release or cause the Custodian to temporarily release to the Servicer the Indenture Trustee's Home Loan File pursuant to the provisions of
Section 7.02 of the Sale and Servicing Agreement upon compliance by the Servicer of the provisions thereof provided that the Indenture Trustee's Home Loan File shall have been stamped to signify the Issuer's pledge to the Indenture Trustee under the Indenture.

     Section 2.10.  Book-Entry Notes.  The Notes, upon original issuance,
                    ----------------
will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner thereof will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.12:

            (i) the provisions of this Section shall be in full force and effect;

           (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

          (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

           (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

            (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     Section 2.11.  Notices to Clearing Agency.  Whenever a notice or other
                    --------------------------
communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

     Section 2.12.  Definitive Notes.  If (i) the Administrator advises the
                    ----------------
Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and  the  Indenture  Trustee shall authenticate the Definitive Notes
in  accordance with the instructions of the Clearing Agency.   None of  the
Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     Section 2.13.  Tax.  The Issuer has entered into this Indenture, and the
                    ---
Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

                                 ARTICLE III

                                  COVENANTS

     Section 3.01.  Payment of Principal and Interest.  The Issuer will duly
                    ---------------------------------
and punctually pay (or will cause to be duly and punctually paid) the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, unless the Notes have been declared due and payable pursuant to Section 5.02 and moneys collected by the Indenture Trustee are being applied in accordance with
Section 5.05(b), subject to and in accordance with Section 8.02(a), the Issuer will cause to be distributed all amounts on deposit in the Note Payment Account on a Payment Date deposited therein pursuant to the Sale and Servicing Agreement for the benefit of the Notes of each Class, to the Holders thereof. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture

     The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Collateral as provided in this Indenture. The Issuer shall not otherwise be liable for payments of the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or this Indenture. If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.01, the provisions of this
Section 3.01 shall control.

     Section 3.02.  Maintenance of Office or Agency.  The Issuer will or will
                    -------------------------------
cause the Administrator to maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Administrator to serve as its agent for the foregoing purposes and to serve as Paying Agent with respect to the Notes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03.  Money for Payments To Be Held in Trust.  All payments of
                    --------------------------------------
amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Payment Account pursuant to Section 8.02(a) shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts withdrawn from the Collection Account and deposited in the Note Payment Account for payment on the Notes shall be paid over to the Issuer except as provided in this Section.

     Any Paying Agent shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee. Any Paying Agent appointed by the Issuer shall be a Person who would be eligible to be Indenture Trustee hereunder as provided in Section 6.11. The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) which is not, at the time of such appointment, a Depository Institution.

     The Issuer will cause each Paying Agent other than the Administrator to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

           (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

           (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on the Notes, the Issuer shall have first provided the calculations pertaining thereto to the Indenture Trustee.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds or abandoned property, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     Section 3.04.  Existence.  (a)  The Issuer will keep in full effect its
                    ---------
existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and the Collateral.

     (b)  Any  successor to the  Owner Trustee appointed  pursuant to Section
10.02 of the Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

     (c) Upon any consolidation or merger of or other succession to the Owner Trustee, the Person succeeding to the Owner Trustee under the Trust Agreement may exercise every right and power of the Owner Trustee under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

     Section 3.05.  Protection of Collateral.  The Issuer will, from time to
                    ------------------------
time and upon direction of the Majority Highest Priority Class Noteholders, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

            (i) provide further assurance with respect to the Grant of all or any portion of the Collateral;

           (ii) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

           (iv)     enforce any rights with respect to the Collateral; or

            (v) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in such Collateral against the claims of all persons and parties.The Issuer hereby designates the Administrator its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.

     Section 3.06.  Annual Opinions as to Collateral.  On or before
                    --------------------------------
February 15 in each calendar year, beginning in 1998, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to
maintain such lien and  security interest.   Such  Opinion of  Counsel shall
also  describe the recording,  filing,  re-recording   and  refiling  of  this
Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until February 15th of the following calendar year.

     Section 3.07.  Performance of Obligations; Servicing of Home Loans.  (a)
                    ---------------------------------------------------
The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

     (b) The Issuer may contract with or otherwise obtain the assistance of other Persons (including, without limitation, the Administrator under the Administration Agreement) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture. The Administrator must at all times be the same Person as the Indenture Trustee.

     (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Collateral, including but not limited to (i) filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement and (ii) recording or causing to be recorded all Mortgages, Assignments of Mortgage, all intervening Assignments of Mortgage and all assumption and modification agreements to the extent such documents are required to be recorded by the terms of the Sale and Servicing Agreement, in each case in accordance with and within the time periods provided for in this Indenture and/or the Sale and Servicing Agreement, as applicable. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee and the Holders of at least a majority of the Outstanding Amount of the Notes.

     (d) If the Servicer is terminated or resigns in accordance with the Sale and Servicing Agreement, a successor Servicer shall be appointed as provided in Section 10.02 of the Sale and Servicing Agreement.

     (e) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Majority Highest Priority Class Noteholders
(i) amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in
the  Sale  and   Servicing  Agreement)  or  (ii)  waive  timely performance or observance  by the Servicer or  the Seller under the  Sale and Servicing
Agreement.   If any  such amendment,  modification,  supplement or waiver shall be so consented to by such Holders, the Issuer agrees, promptly following a request by the Indenture Trustee, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

     Section 3.08.  Negative Covenants.  So long as any Notes are
                    ------------------
Outstanding, the Issuer shall not:

     (a) except as expressly permitted by this Indenture, the Loan Sale Agreement or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, unless directed to do so by the Indenture Trustee;

     (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

     (c) engage in any business or activity other than as permitted by the Trust Agreement or other than in connection with, or relating to, the issuance of Notes pursuant to this Indenture, or amend the Trust Agreement as in effect on the Closing Date other than in accordance with Section 11.01 thereof;

     (d)  issue debt obligations under any other indenture;

     (e) incur or assume any indebtedness or guaranty any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture;

     (f) dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

     (g) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Mortgaged Properties and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Collateral;

     (h) remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal; or

     (i) take any other action or fail to take any action which may cause the Issuer to be taxable as (a) an association pursuant to Section 7701 of the Code and the corresponding regulations or (b) as a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations.

     Section 3.09.  Annual Statement as to Compliance.  The Issuer will
                    ---------------------------------
deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 1997), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

            (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

           (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.10.  Covenants of the Issuer.  All covenants of the Issuer in
                    -----------------------
this Indenture are covenants of the Issuer and are not covenants of the Owner Trustee. The Owner Trustee is, and any successor Owner Trustee under the Trust Agreement will be, entering into this Indenture solely as Owner Trustee under the Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall the Owner Trustee or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuer hereunder, as to all of which the parties hereto agree to look solely to the property of the Issuer.

     Section 3.11.  Servicer's Obligations.  The Issuer shall cause the
                    ----------------------
Servicer to comply with Sections 5.01, 6.01, 7.07 and Article IX of the Sale
                                                      ----------
and Servicing Agreement.

     Section 3.12.  Restricted Payments.  The Issuer shall not, directly or
                    -------------------
indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Servicer, the Indenture Trustee, the Owner Trustee, the Securityholders and the holders of the Residual Interest as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (y) payments to the Indenture Trustee pursuant to the Administration Agreement. The Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

     Section 3.13.  Treatment of Notes as Debt for Tax Purposes.  The Issuer
                    -------------------------------------------
shall, and shall cause the Administrator to, treat the Notes as indebtedness for all federal and state tax purposes.

     Section 3.14.  Notice of Events of Default.  The Issuer shall give the
                    ---------------------------
Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement and each default on the part of the Transferor or the Seller of its obligations under the Loan Sale Agreement.

     Section 3.15.  Further Instruments and Acts.  Upon request of the
                    ----------------------------
Indenture  Trustee,  the  Issuer  will  execute  and   deliver  such  further
instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

     Section 4.01.  Satisfaction and Discharge of Indenture.  When either (I)
                    ---------------------------------------
the   Sale  and  Servicing   Agreement  has   been  terminated   pursuant  to
Section 11.01(a) thereof or (II) all of the following have occurred:

     (a)  either

               (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.04 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in
          Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

               (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                    (A)  have become due and payable,

                    (B) will become due and payable within one year at the Maturity Date, or

                    (C)  are  to be  called for  redemption  within one  year
               under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (including Deferred Amounts to the extent required to be paid hereunder) to the applicable Maturity Date of such Class of Notes or Termination Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

     (b) the later of (a) eighteen months after payment in full of all outstanding obligations under the Securities, (b) the payment in full of all unpaid Trust Fees and Expenses and (c) the date on which the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

     (c) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with, then, upon Issuer Request, this Indenture and the lien, rights, and interests created hereby shall cease to be of further effect with respect to the Notes (except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv)
Sections 3.03, 3.04, 3.05, 3.08 and 3.10 hereof, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute and deliver proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, and shall pay, or assign or transfer and deliver, to or at the direction of the Issuer, all Collateral held by it as part of the Trust Estate after satisfaction of the conditions specified in clauses (b) and (c) above.

     Section 4.02.  Application of Trust Money.  All moneys deposited with
                    --------------------------
the Indenture Trustee pursuant to Sections 3.03 and 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

     Section 4.03.  Repayment of Moneys Held by Paying Agent.  In connection
                    ----------------------------------------
with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                  ARTICLE V

                                  REMEDIES

     Section 5.01.  Events of Default.  (a)  "Event of Default," wherever
                    -----------------
used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) subject to Section 5.01(b) and notwithstanding that there may be insufficient sums in the Collection Account for payment thereof, default for a period in excess of five days in the payment of any interest on any Note when the same becomes due and payable or default in the payment of the entire Principal Balance (including any Deferred Amount to the extent required to be paid hereunder) of any Note on the Maturity Date; or

           (ii) the existence of an unpaid Deferred Amount in respect of any Highest Priority Class Notes; or

          (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture, the Sale and Servicing Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

           (iv)     default  in the observance or performance of any covenant
     or agreement of the Company made in the Trust Agreement or any representation or warranty of the Company made in the Trust Agreement, proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

            (v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

           (vi) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

          The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clauses (iii) and (iv) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

     (b) Neither (i) the failure to pay the full amount of interest payable pursuant to Section 8.02(a)(iii) to the Holders of any Non-Priority Class, nor (ii) an application of Allocable Loss Amounts pursuant to Section 5.07 of the Sale and Servicing Agreement to a Non-Priority Class, shall constitute an Event of Default under Section 5.01(a).

     Section 5.02.  Acceleration of Maturity; Rescission and Annulment.  If
                    --------------------------------------------------
an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee, at the direction or upon the prior written consent of the Majority Highest Priority Class Noteholders may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Majority Highest Priority Class Noteholders, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

     (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

            (i) all payments of principal of and interest on all Highest Priority Class Notes and all other amounts that would then be due hereunder or upon such Highest Priority Class Notes if the Event of Default giving rise to such acceleration had not occurred; and

           (ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

          (iii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Section 5.03.  Non-Priority Classes.  The Holders of Notes of a Non
                    --------------------
Priority Class shall have no right to exercise any Noteholders' rights referred to in this Article V, except to the extent provided in Section 5.01(a).

     Section 5.04.  Collection of Indebtedness and Suits for Enforcement by
                    -------------------------------------------------------
Indenture Trustee.  (a)  The Issuer covenants that if default is made in the
-----------------
payment of any interest on any Highest Priority Class Note when the same becomes due and payable, and such default continues for a period of five days, the Issuer will, upon demand of the Indenture Trustee or, at the direction of the Majority Highest Priority Class Noteholders, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for interest and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust may, and shall, at the direction of the Majority Highest Priority Class Noteholders, institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, and shall, at the direction of the Majority Highest Priority Class Noteholders, as more particularly provided in Section 5.05, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar
law,  or  in  case  a  receiver,   assignee  or  trustee  in  bankruptcy   or
reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, upon the direction of the Majority Highest Priority Class Noteholders, by intervention in such Proceedings or otherwise:

            (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee (except as a result of negligence or bad faith)), and of the Noteholders allowed in such Proceedings;

           (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf; and

           (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

            (v)     Nothing herein contained shall be deemed to authorize the
     Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

           (vi) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any
     recovery of judgment, subject  to   the  payment  of the  expenses,
     disbursements and  compensation  of the    Indenture  Trustee,  each
     predecessor  Indenture  Trustee  and   their respective agents and
     attorneys, shall be for the ratable benefit of the Holders of the Notes.

          (vii) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.05.  Remedies; Priorities.  (a)  If an Event of Default shall
                    --------------------
have occurred and be continuing the Indenture Trustee may, and at the direction of the Majority Highest Priority Class Noteholders shall, do one or more of the following (subject to Section 5.06):

            (i)     institute Proceedings  in its own name and  as trustee of
     an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

           (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders; and

           (iv) sell the Collateral or any portion thereof or rights or interest therein in a commercially reasonable manner, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, unless
     (A) the Holders of 100% of the Outstanding Amount of the Highest Priority Class Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal (including any Deferred Amounts) and interest or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of (including any Deferred Amounts) and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Highest Priority Class Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

          first: to the Indenture Trustee for any costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this Article V;

          second:  to the Servicer for the Servicing Fee then due and unpaid;

          third: to the Noteholders for amounts due and unpaid on the Notes for interest (including any premium), pro rata, according to the amounts due and payable on the Notes for interest (including any premium);

          fourth: to Noteholders for amounts due and unpaid on the Notes in respect of principal, pro rata, according to the Class Principal Balances thereof, until the Outstanding Amount of each Class of Notes is reduced to zero;

          fifth: to Holders of the Class M-1 Notes and Class M-2 Notes, pro rata based on the amount of their respective Deferred Amounts, such Deferred Amounts if any, until such Deferred Amounts are paid in full;

          sixth:   to the Owner  Trustee or Co-Owner Trustee,  as applicable, for amounts required to be distributed to Certificateholders pursuant to the Trust Agreement;

          seventh: to the Servicer for any amounts then due and payable as the Servicing Advance Reimbursement Amount under the Sale and Servicing Agreement; and

          eighth: to the Owner Trustee or Co-Owner Trustee, as applicable, for any amounts to be distributed, pro rata, to the holders of the Residual Interest.

     The Indenture Trustee may fix a record date and payment date for any payment to be made to the Noteholders pursuant to this Section. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

     Section 5.06.  Optional Preservation of the Collateral.  If the Notes
                    ---------------------------------------
have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of interest and, ultimately, principal on and any Deferred Amounts with respect to the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

     Section 5.07.  Limitation of Suits.  No Holder of any Note shall have
                    -------------------
any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

     (b) the Majority Highest Priority Class Noteholders have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

     (c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

     (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

     (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Majority Highest Priority Class Noteholders.

     It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than the Majority Highest Priority Class Noteholders, the Indenture Trustee in its sole discretion may determine
what   action,  if  any,  shall  be  taken, notwithstanding any other provisions of this Indenture.

     Section 5.08.  Unconditional Rights of Noteholders To Receive Principal
                    --------------------------------------------------------
and Interest.  Notwithstanding any other provisions in this Indenture, the
------------
Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on, if any, and Deferred Amounts, if any, on such Note on or after the Maturity Date (or, in the case of redemption, on or after the Termination Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.09.  Restoration of Rights and Remedies.  If the Indenture
                    ----------------------------------
Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.10.  Rights and Remedies Cumulative.  No right or remedy
                    ------------------------------
herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.11.  Delay or Omission Not a Waiver.  No delay or omission of
                    ------------------------------
the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this
Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     Section 5.12.  Control by Noteholders.  The Majority Highest Priority
                    ----------------------
Class Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture;

     (b) subject to the express terms of Section 5.05, any direction to the Indenture Trustee to sell or liquidate the Collateral shall be by Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;

     (c) if the conditions set forth in Section 5.06 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Highest Priority Class Notes to sell or liquidate the Collateral shall be of no force and effect; and

     (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

     Notwithstanding the rights of the Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.13.  Waiver of Past Defaults.  Prior to the declaration of the
                    -----------------------
acceleration of the maturity of the Notes as provided in Section 5.02, the Majority Highest Priority Class Noteholders may waive any past Default or Event of Default and its consequences except a Default (a) in the payment of interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note, as applicable. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Section 5.14.  Undertaking for Costs.  All parties to this Indenture
                    ---------------------
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Termination Date).

     Section 5.15.  Waiver of Stay or Extension Laws.  The Issuer covenants
                    --------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.16.  Action on Notes.  The Indenture Trustee's right to seek
                    ---------------
and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.05(b).

     Section 5.17.  Performance and Enforcement of Certain Obligations.  (a)
                    --------------------------------------------------
Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement or by the Seller of its obligations under or in connection with the Loan Sale Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone, confirmed in writing promptly thereafter) of the Majority Highest Priority Class Noteholders shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, or against the Seller under or in connection with the Loan Sale Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver under the Sale and Servicing Agreement or the Loan Sale Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.

                                  ARTICLE VI

                            THE INDENTURE TRUSTEE

     Section 6.01.  Duties of Indenture Trustee.  (a)  If an Event of Default
                    ---------------------------
has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

            (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

           (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

           (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12;

           (iv) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to this Section;

            (v) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer;

           (vi)     Money held  in trust by  the Indenture Trustee   shall be
     segregated from other funds except to the extent permitted by law or the terms of this Indenture or the Sale and Servicing Agreement;

          (vii)     No  provision  of  this   Indenture  shall  require   the
     Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Indenture Trustee shall not refuse or
         --------  -------
    fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses and further provided that nothing in this Section 6.01(c)(vii) shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under this Indenture or otherwise in the event of the Issuer's failure to pay the Indenture Trustee's fees and expenses pursuant to Section
    6.07. In determining that such repayment or indemnity is not reasonably assured to it, the Indenture Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Collateral pursuant to Section 6.07; and

         (viii) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     Section 6.02.  Rights of Indenture Trustee.  (a)  The Indenture Trustee
                    ---------------------------
may   rely  on any document  believed by  it to be  genuine and  to have been
signed or  presented by the  proper person.   The Indenture Trustee  need not
investigate any fact or matter stated in any such document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or an Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

     (d) The Indenture Trustee shall not be liable for (i) any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith; or (ii) any willful misconduct or gross negligence on the part of the Custodian.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 6.03.  Individual Rights of Indenture Trustee.  The Indenture
                    --------------------------------------
Trustee in its individual or any other capacity other than as Indenture Trustee or Co-Owner Trustee may, and in its capacity as Indenture Trustee or Co-Owner Trustee may not, become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

     Section 6.04.  Indenture Trustee's Disclaimer.  The Indenture Trustee
                    ------------------------------
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Issuer's use of the proceeds from the Notes, or responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     Section 6.05.  Notice of Default.  If a Default occurs and is continuing
                    -----------------
and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06.  Reports by Indenture Trustee to Holders.  The Indenture
                    ---------------------------------------
Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and State income tax returns.

     Section 6.07.  Compensation and Indemnity.  As compensation for its
                    --------------------------
services hereunder, the Indenture Trustee shall be entitled to receive, on each Payment Date, the Indenture Trustee's Fee, payable by the Servicer
(which compensation shall not be limited by any law on compensation of a trustee of an express trust), and shall be entitled to reimbursement from the Servicer for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances, if any, of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer agrees to cause the Servicer to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer of its obligations hereunder. The Issuer shall or shall cause the Servicer to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall or shall cause the Servicer to pay the fees and expenses of such counsel. Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee to the extent attributable the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses in connection with occurrence of a Default specified in Section 5.01(a)(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

     Section 6.08.  Replacement of Indenture Trustee.  No resignation or
                    --------------------------------
removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

     (a)  the Indenture Trustee fails to comply with Section 6.11;

     (b)  the Indenture Trustee is adjudged a bankrupt or insolvent;

     (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

     (d)  the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the "resigning or removed Indenture Trustee"), the Issuer shall promptly appoint a successor Indenture Trustee that satisfies the eligibility requirements of Section 6.11.

     The resigning or removed Indenture Trustee agrees to cooperate with the Servicer and any successor Indenture Trustee in effecting the termination of the resigning or removed Indenture Trustee's responsibilities and rights hereunder and shall promptly provide such successor Indenture Trustee all documents and records reasonably requested by it to enable it to assume the Indenture Trustee's functions hereunder. Any successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.

     The resigning or removed Indenture Trustee shall grant to the successor Indenture Trustee the Collateral, including, without limitation, all of the Indenture Trustee's Home Loan Files, the related documents and statements held by it hereunder, and the Seller, the Servicer, the Issuer and the resigning or removed Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations.

     The successor Indenture Trustee shall deliver a written acceptance of its appointment to the resigning or removed Indenture Trustee, the Servicer, the Seller and the Issuer. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The resigning Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the resigning or removed Indenture Trustee, the Issuer or the Holders of a majority of the Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section
6.07 shall continue for the benefit of the retiring Indenture Trustee.

     Section 6.09.  Successor Indenture Trustee by Merger.  If the Indenture
                    -------------------------------------
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the ertificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     Section 6.10.  Appointment of Co-Indenture Trustee or Separate Indenture
                    ---------------------------------------------------------
Trustee.  (a)  Notwithstanding any other provisions of this Indenture, at any
-------
time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof;

     (b)  Every   separate  trustee  and  co-trustee  shall,  to  the  extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

           (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii)     the   Indenture  Trustee  may  at  any  time  accept  the
     resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and
co-trustees, as effectively as if  given to each  of them.   Every instrument
appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee
                                       ----------
and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment,
jointly  with  the Indenture  Trustee,  subject   to  all  the  provisions of
this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11.  Eligibility; Disqualification.  The Indenture Trustee
                    -----------------------------
shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of "A" or better by S&P or shall otherwise be acceptable to S&P. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 6.12.  Preferential Collection of Claims Against Issuer.  The
                    ------------------------------------------------
Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE VII

                        NOTEHOLDERS' LISTS AND REPORTS

     Section 7.01.  Issuer To Furnish Indenture Trustee Names and Addresses
                    -------------------------------------------------------
of Noteholders.  The Issuer will furnish or cause to be furnished to the
--------------
Indenture Trustee not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     Section 7.02.  Preservation of Information; Communications to
                    ----------------------------------------------
Noteholders.  (a)  The Indenture Trustee shall preserve, in as current a form
-----------
as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     Section 7.03.  Reports by Issuer.  (a)  The Issuer shall:
                    -----------------
            (i) file with the Indenture Trustee within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

           (ii) file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
     Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 7.04.  Reports by Indenture Trustee.  If required by TIA Section
                    ----------------------------
313(a), within 60 days after each September 1, beginning with September 1, 1998, the Indenture Trustee shall mail to each Noteholder as required by TIA
Section 313(c) a brief report dated as of such date that complies with TIA
Section 313(a).  The Indenture Trustee also shall comply with TIA
Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each securities exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any securities exchange.

                                 ARTICLE VIII

                     ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 8.01.  Collection of Money.  Except as otherwise expressly
                    -------------------
provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     Section 8.02.  Payments and Distributions.  (a)  Subject to
                    --------------------------
Section 8.02(b), on each Payment Date and on any Termination Date, to the extent funds are available in the Note Payment Account, the Indenture Trustee shall make the following payments pursuant to the Servicer's Monthly Statement (except as provided in Section 5.05(b)):

            (i) to the Servicer, an amount equal to the Servicing Compensation (net of (1) any amounts retained prior to deposit into the Collection Account pursuant to Section 5.01(b)(1) of the Sale and Servicing Agreement, (2) any amounts representing income or gain form investments credited to the Collection Account and paid to the Servicer pursuant to Section 5.01(b)(2) of the Sale and Servicing Agreement and
     (3) the Indenture Trustee Fee, which shall be paid to the Indenture Trustee) and all unpaid Servicing Compensation from prior Due Periods;

           (ii) to the extent of funds withdrawn from the Pre-Funding Account and deposited in the Note Payment Account by the Indenture
     Trustee pursuant to Section 5.02(b)(2) of the Sale and Servicing Agreement (net of any amount deposited in the Certificate Distribution Account from the Note Payment Account for distribution to Certificateholders pursuant to Subsection 5.01(c)(2) of the Sale and Servicing Agreement), (A) if such amount deposited in the Note Payment Account is greater than $50,000 or an Indenture Event of Default has occurred, pro rata, to the Holders of Notes of each Class, based on the Class Principal Balance of each such Class, in each case to reduce the Class Principal Balance of each such Class; or (B) if no Indenture Event of Default has occurred and such amount deposited in the Note Payment Account is less than or equal to $50,000 sequentially to the Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-5, Class A-6, Class A-7 and Class A-8 Notes, in that order, in reduction of the Class Principal Balances thereof;

          (iii) to the extent of the Regular Payment Amount for such Payment Date, in the following order of priority:

                    (A) to the Holders of the Senior Notes, the Senior Noteholders' Interest Payment Amount for such Payment Date, allocated to each Class of Senior Notes, pro rata, based on the amount of interest payable in respect of each such Class based on the applicable Interest Rate;

                    (B) to the Holders of the Class M-1 Notes, the Class M-1 Noteholders' Interest Payment Amount for such Payment Date;

                    (C) to the Holders of the Class M-2 Notes, the Class M-2 Noteholders' Interest Payment Amount for such Payment Date;

                    (D) to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate of the Class Principal Balances of the Senior Notes to the Senior Optimal Principal Balance for such Payment Date;

                    (E) to the Holders of the Class M-1 Notes, the amount necessary to reduce the Class Principal Balance thereof to the Class M-1 Optimal Principal Balance for such Payment Date;

                    (F) to the Holders of the Class M-2 Notes, the amount necessary to reduce the Class Principal Balance thereof to the Class M-2 Optimal Principal Balance for such Payment Date;

                    (G)  to  the  Holders   of  the  Class  M-1   Notes,  the
               applicable Deferred Amount, if any, until such Deferred Amount has been paid in full;

                    (H)  to  the  Holders   of  the  Class  M-2   Notes,  the
               applicable Deferred Amount, if any, until such Deferred Amount has been paid in full;

Notwithstanding the foregoing, on any Payment Date on which a Trigger Event has occurred and is continuing, any Regular Payment Amount applied pursuant to clause (D) above will be paid to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Notes, in that order, without regard to the Senior Optimal Principal Balance, until the respective Class Principal Balances thereof have been reduced to zero.

           (iv) to the extent of the Excess Spread, if any, in the following order of priority:

                    (A) in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows:

                         1) to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate of the Class Principal Balances thereof to the Senior Optimal Principal Balance for such Payment Date;

                         2) to the Holders of the Class M-1 Notes, the amount necessary to reduce the Class Principal Balance thereof to the Class M-1 Optimal Principal Balance for such Payment Date; and

                         3) to the Holders of the Class M-2 Notes, the amount necessary to reduce the Class Principal Balance thereof to the Class M-2 Optimal Principal Balance for such Payment Date;

                    (B)  to  the  Holders   of  the  Class  M-1   Notes,  the
               applicable Deferred Amount, if any, until such Deferred Amount has been paid in full; and

                    (C)  to  the   Holders  of   the  Class M-2   Notes,  the
               applicable Deferred Amount, if any, until such Deferred Amount has been paid in full.

Notwithstanding the foregoing, on any Payment Date on which a Trigger Event has occurred and is continuing, any Excess Spread applied pursuant to clause
(A)(1) above will be paid to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8, in that order, without regard to the Senior Optimal Principal Balance, until the respective Class Principal Balances thereof have been reduced to zero.

     (b) On the Payment date on which an early redemption or termination pursuant to Section 11.02(a) or Section 11.02(b) of the Sale and Servicing Agreement is to occur, to the extent funds are available in the Note Payment Account, the Indenture Trustee shall make the following payments from the Note Payment Account in the following order of priority:

               (1) to the Servicer, an amount equal to the Servicing Compensation and all paid and unpaid Servicing Compensation from prior Due Periods;

               (2) to the holders of the Notes, all accrued and unpaid interest on each Class of Notes and an amount equal to the aggregate of the then outstanding Class Principal Balances of each Class of Notes; and

               (3) to the holders of the Class M-1 and Class M-2 Notes, in that order, the applicable Deferred Amounts, until each such Deferred Amount has been paid in full.

     (c) On each Payment Date and the Termination Date, to the extent of the interest of the Indenture Trustee in the Certificate Distribution Account (as described in Section 5.05(a) of the Sale and Servicing Agreement), the Indenture Trustee hereby authorizes the Owner Trustee, the Co-Owner Trustee or the Paying Agent, as applicable, to make the distributions from the Certificate Distribution Account as required pursuant to Section 5.05(c) of the Sale and Servicing Agreement.

     Section 8.03.  (Reserved)

     Section 8.04.  Servicer's Monthly Statements.  On each Payment Date, the
                    -----------------------------
Indenture Trustee shall deliver the Servicer's Monthly Statement with respect to such Payment Date to DTC and the Rating Agencies.

     Section 8.05.  Release of Collateral.  (a)  Subject to the payment of
                    ---------------------
its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture or the Sale and Servicing Agreement shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture or the Sale and Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's
     ------------
authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to (i) the Certificateholders pursuant to
Section 5.05(c) of the Sale and Servicing Agreement and (ii) the Servicer pursuant to Section 8.02(a)(i) hereof have been paid, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this
Subsection (b) only upon receipt of an Issuer Request accompanied  by an
--------------
Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

     Section 8.06.  Opinion of Counsel.  The Indenture Trustee shall receive
                    ------------------
at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.
                                  ARTICLE IX

                           SUPPLEMENTAL INDENTURES

     Section 9.01.  Supplemental Indentures Without Consent of Noteholders.
                    ------------------------------------------------------
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies and with the prior written consent of the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

           (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

           (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of the Notes;

           (vi) to evidence and provide for the acceptance of the appointment hereunder of a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

          (vii)     to  modify, eliminate or  add to  the provisions  of this
     Indenture  to  such   extent  as  shall  be  necessary   to  effect  the
     qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

     The Indenture Trustee  is hereby authorized to join in  the execution of
any  such  supplemental   indenture  and  to  make  any  further  appropriate
agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholder but with prior consent of the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by (i) an Opinion of Counsel or (ii) satisfaction of the Rating Agency Condition, adversely affect in any material respect the interests of any Noteholder.

     Section 9.02.  Supplemental Indentures with Consent of Noteholders.  The
                    ---------------------------------------------------
Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior consent of the Rating Agencies, and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

     (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Termination Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Termination Date);

     (b) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

     (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

     (d) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.04;

     (e) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

     (f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

     (g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

     The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     In connection with requesting the consent of the Noteholders pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 9.03.  Execution of Supplemental Indentures.  In executing, or
                    ------------------------------------
permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The
Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04.  Effect of Supplemental Indenture.  Upon the execution of
                    --------------------------------
any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05.  Conformity with Trust Indenture Act.  Every amendment of
                    -----------------------------------
this Indenture  and every  supplemental indenture  executed pursuant  to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     Section 9.06.  Reference in Notes to Supplemental Indentures.  Notes
                    ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

     Section 9.07   Amendments to Trust Agreement.  Subject to Section 11.01
                    -----------------------------
of the Trust Agreement, the Indenture Trustee shall, upon Issuer Order, consent to any proposed amendment to the Trust Agreement or an amendment to or waiver of any provision of any other document relating to the Trust Agreement, such consent to be given without the necessity of obtaining the consent of the Holders of any Notes upon satisfaction of the requirements under Section 11.01 of the Trust Agreement.

     Nothing in this Section shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

                                  ARTICLE X

                             REDEMPTION OF NOTES

     Section 10.01.  Redemption.  In connection with a sale of the Home
                     ----------
Loans, the Affiliated Holder may, at its option, effect an early redemption of the Notes on or after any Payment Date on which the Pool Principal Balance declines to 15% or less of the Assumed Pool Principal Balance. In addition, the Affiliated Holder may, at its option, effect an early redemption of the Notes on or after the Payment Date on which the Pool Principal Balance declines to 10% or less of the Assumed Pool Principal Balance. The Affiliated Holder shall effect such early redemption in the manner specified in and subject to the provisions of Section 11.02 of the Sale and Servicing Agreement.

     The Servicer or the Issuer shall furnish the Rating Agencies notice of any such redemption in accordance with Section 10.02.

     Section 10.02.  Form of Redemption Notice.  Notice of redemption under
                     -------------------------
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Termination Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Termination Date, at such Holder's address or facsimile number appearing in the Note Register.

     All notices of redemption shall state:

            (i)     the Termination Date;

           (ii)     the Termination Price; and

          (iii) the place where such Notes are to be surrendered for payment of the Termination Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

     Notice  of redemption  of  the Notes  shall  be given  by the  Indenture
Trustee in the name of the Issuer and at the expense of the Servicer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

     Section 10.03.  Notes Payable on Termination Date; Provision for Payment
                     --------------------------------------------------------
of Indenture Trustee.  The Notes or portions thereof to be redeemed shall,
--------------------
following notice of redemption as required by Section 10.02 (in the case of redemption pursuant to Section 10.01), on the Termination Date become due and payable at the Termination Price and (unless the Issuer shall default in the payment of the Termination Price) no interest shall accrue on the Termination Price for any period after the date to which accrued interest is calculated for purposes of calculating the Termination Price. The Issuer may not redeem the Notes unless, (i) all outstanding obligations under the Notes have been paid in full and (ii) the Indenture Trustee has been paid all amounts to which it is entitled hereunder.

                                  ARTICLE XI

                                MISCELLANEOUS

     Section 11.01.  Compliance Certificates and Opinions, etc..  (a)  Upon
                     ------------------------------------------
any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) if required by TIA Section 3.14(c), a certificate of an accountant or, if required by such section, an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

           (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year, as set forth in the certificates delivered pursuant to clause (i) above and this clause
     (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

            (v) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

           (vi) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
     (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

     Section 11.02.  Form of Documents Delivered to Indenture Trustee.  In
                     ------------------------------------------------
any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Section 11.03.  Acts of Noteholders.  (a)  Any request, demand,
                     -------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.04.  Notices, etc. to Indenture Trustee, Issuer and Rating
                     -----------------------------------------------------
Agencies.  Any request, demand, authorization, direction, notice, consent,
--------
waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

     (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

     (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: FIRSTPLUS Home Loan Owner Trust 1997-3, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Emmett R. Harmon, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

     Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to the applicable address specified in the Sale and Servicing Agreement.

     Section 11.05.  Notices to Noteholders; Waiver.  Where this Indenture
                     ------------------------------
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

     Section 11.06.  (Reserved)

     Section 11.07.  Conflict with Trust Indenture Act.  If any provision
                     ---------------------------------
hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 11.08.  Effect of Headings and Table of Contents.  The Article
                     ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 11.09.  Successors and Assigns.  All covenants and agreements
                     ----------------------
in this Indenture  and the Notes by the Issuer shall  bind its successors and
assigns,  whether so  expressed or  not.   All  agreements  of the  Indenture
Trustee in this Indenture shall bind its successors, co-trustees and agents.

     Section 11.10.  Severability.  In case any provision in this Indenture
                     ------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.11.  Benefits of Indenture and Consent of Noteholders.
                     ------------------------------------------------
Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, consents to and agrees to be bound by the terms and conditions of this Indenture.

     Section 11.12.  Legal Holidays.  In any case where the date on which any
                     --------------
payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.13.  Governing Law.  THIS INDENTURE SHALL BE CONSTRUED IN
                     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND, TO THE EXTENT PERMITTED BY LAW WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.14.  Counterparts.  This Indenture may be executed in any
                     ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.15.  Recording of Indenture.  If this Indenture is subject
                     ----------------------
to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 11.16.  Issuer Obligations.  No recourse may be taken, directly
                     ------------------
or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of
Article VI, VII and VIII of the Trust Agreement.

     Section 11.17.  No Petition.  The Indenture Trustee, by entering into
                     -----------
this Indenture, and each Noteholder, by its acceptance of a Note, hereby covenant and agree that they will not at any time institute against the Seller, the Servicer or the Affiliated Holder, or join in any institution against the Seller, the Servicer, or the Affiliated Holder of, any
bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

     Section 11.18.  Inspection.  The Issuer agrees that, on reasonable prior
                     ----------
notice, it will permit any representative of the Indenture Trustee during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                         FIRSTPLUS Home Loan Owner Trust 1997-3


                         By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee


                         By:   /s/ Debra Eberly
                               ------------------------------------------
                                 Name:  Debra Eberly
                                 Title:  Administrative Account Manager


                         U.S. Bank National Associtaion,
                         as Indenture Trustee


                         By:  /s/ James Kaufman
                             --------------------------------------------
                                 Name:  James Kaufman
                                 Title:



STATE OF DELAWARE        )
                         )
COUNTY OF NEWCASTLE      )

     BEFORE ME, the  undersigned authority, a Notary  Public in and  for said
county     and     state,     on     this     day     personally     appeared
Debra Eberly,
------------   known  to me  to be  the  person and  officer whose name
is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee on behalf of FIRSTPLUS HOME LOAN OWNER TRUST 1997-3, a Delaware business trust, and that such person executed the same as the act of said business trust for the purpose and consideration therein expressed, and in the capacities therein stated.

     GIVEN UNDER MY  HAND AND  SEAL OF  OFFICE, this 18th  day of  September,
1997.

                                  /s/ Kathleen A. Pedelini
                              --------------------------------------------
                              Notary Public in and for the State of New York

(Seal)

My commission expires:


10/31/98
--------------------



STATE OF MINNESOTA       )
                         )
COUNTY OF RAMSEY         )

     BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared James Kaufman,
------------- known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of U.S. BANK NATIONAL ASSOCIATION, a national banking association, and that such person executed the same as the act of said corporation for the purpose and consideration therein stated.

     GIVEN UNDER  MY HAND  AND SEAL OF  OFFICE, this  18th day  of September,
1997.



                                    /s/  Stephen G. Reymann
                              --------------------------------------------
                              Notary Public in and for the State of New York

(Seal)

My commission expires:


1/31/2000
--------------------


                                  SCHEDULE I

     (To be Provided at the Closing and Supplemented on each Subsequent Transfer Date on which Subsequent Home Loans are transferred to the Trust)


                                 EXHIBIT A-1

                            Form of Class A-1 Note



                                 EXHIBIT A-2

                            Form of Class A-2 Note



                                 EXHIBIT A-3

                            Form of Class A-3 Note



                                 EXHIBIT A-4

                            Form of Class A-4 Note



                                 EXHIBIT A-5

                            Form of Class A-5 Note



                                 EXHIBIT A-6

                            Form of Class A-6 Note



                                 EXHIBIT A-7

                            Form of Class A-7 Note



                                 EXHIBIT A-8

                            Form of Class A-8 Note



                                 EXHIBIT A-9

                            Form of Class M-1 Note



                                 EXHIBIT A-10

                            Form of Class M-2 Note